Exhibit 99.1

NETAPP REPORTS FIRST QUARTER FISCAL YEAR 2017 RESULTS

Net Revenues of $1.29 Billion for the First Quarter

•	Clustered Data ONTAP™ deployed on 32% of installed base systems
•	Deferred revenue and financed unearned services revenue up 8% year-over-year
•	Free cash flow[1] of $192 million, up more than 100% year-over-year
•	$228 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—August 17, 2016—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter fiscal year 2017, ended July 29, 2016.

First Quarter Financial Results

Net revenues for the first quarter of fiscal year 2017 were $1.29 billion. GAAP net income for the first quarter of fiscal year 2017 was $64 million, or $0.23 income per share,2 compared to GAAP net loss of $30 million, or $0.10 loss per share,3 for the comparable period of the prior year. Non-GAAP net income for the first quarter of fiscal year 2017 was $129 million, or $0.46 income per share,4 compared to non-GAAP net income of $89 million, or $0.29 income per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments

NetApp ended the first quarter of fiscal year 2017 with $4.4 billion in total cash, cash equivalents and investments. During the first quarter of fiscal year 2017, the Company generated $228 million in cash from operations and returned $228 million to shareholders through share repurchases and a cash dividend.

The Company announced the next cash dividend of $0.19 per share. The quarterly dividend will be paid on October 26, 2016, to shareholders of record as of the close of business on October 7, 2016.

“We are pleased with our first quarter results. Our focus on disciplined execution of our strategy is yielding results and starting to change the trajectory of our business,” said George Kurian, chief executive officer. “We remain sharply focused on operating more efficiently while delivering market-leading innovations that are aligned to our customers' business and IT transformation priorities.”

Q2 Fiscal Year 2017 Outlook

The Company provided the following financial guidance for the second quarter of fiscal year 2017:

•	Net revenues are expected to be in the range of $1.265 billion to $1.415 billion.
•	GAAP earnings per share is expected to be in the range of $0.31 to $0.36 per share.
•	Non-GAAP earnings per share is expected to be in the range of $0.51 to $0.56 per share.

Business Highlights

•	Continued Leadership in Flash
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NetApp Flash Accelerates Docker Ecosystem with Native Storage Integration. Integration of the NetApp flash storage portfolio with the NetApp Docker Volume Plug-In (nDVP) allows containerized applications to take advantage of solid-state performance with true deployment flexibility.

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NetApp SolidFire Unveils Innovative Storage Purchasing Model for the Next-Generation Data Center. FlashForward Capacity Licensing creates significant flexibility and investment protection for customers to purchase storage infrastructure in alignment with the dynamic and growing nature of their businesses.

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NetApp SolidFire Introduces New Highest-Density SF-Series. The latest addition to the NetApp SolidFire SF-Series product line delivers twice the performance and capacity and version 9 of the SolidFire Element operating system (Fluorine) simplifies customers’ transitions to service delivery-oriented infrastructure.

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NetApp FlashAdvantage 3-4-5 Makes the All-Flash Data Center a Reality. The new FlashAdvantage 3-4-5 program now includes the industry’s only guaranteed efficiency data reduction of 4:1. This program, combined with the new NetApp 15TB solid state drives, will make flash the ideal workload consolidation platform for customers’ infrastructure needs.

•	Strength Within the Hybrid Cloud
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NetApp Strengthens the Enterprise’s Ability to Protect and Manage Data Across the Hybrid Cloud. New enhancements to NetApp data protection software, including NetApp OnCommand™ Insight and new NetApp Data Protection Solutions for Microsoft Office 365, help customers reduce the risk of data loss while enabling business continuity with the right mix of cloud resources.

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NetApp Simplifies Transition to Hybrid Cloud, Next-Generation Data Center. With ONTAP 9 software, enterprises can quickly integrate the best of traditional and emerging technologies, incorporating flash, the cloud, and software-defined architectures to build a Data Fabric foundation across on-premises and cloud resources.

•	Customers and Partners Achieve Success Through NetApp
-

NetApp Helps Protect NASA Johnson Space Center’s Mission-Critical Data. With one of the largest cloud footprints of any U.S. federal government agency, NASA chose NetApp AltaVault™ to help protect NASA’s mission-critical data, optimize its cloud footprint, and drive down cost.

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NetApp Builds Momentum Within the Education Industry. NetApp AFF enabled the University of Scranton to enhance e-learning with a “bring your own device” program, which helped connect students and teachers anywhere in the world at any time. In addition, Seminole County Public Schools used NetApp FAS8040HA storage and AltaVault backup-to-cloud solutions to provide nonstop, secure data access and fast application response to more than 40 departments.

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Citrix Speeds Mobile Application Delivery with NetApp FlexPod with All Flash FAS. Citrix chose NetApp to support automated testing on a large scale, drive down latency, and work with the Citrix XenServer and NFS shared storage. NetApp’s performance, flexibility, rich data management features, and previous partnership with Citrix were key reasons NetApp was selected.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future. To learn more, visit www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q2 Fiscal Year 2017 Outlook section, statements made about our ability to operate more efficiently, deliver market-leading innovations and return the company to long-term growth. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to understand, and effectively respond to changes affecting our market environment, product, technologies and customer requirements, including the impact of the cloud, customer demand for and acceptance of our products and services, our ability to reduce our cost structure, streamline the business and improve efficiency, our ability to effectively integrate the SolidFire acquisition, and our ability to manage our gross profit margins.  These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

1Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less cash used to acquire property and equipment.

2 GAAP net income per share is calculated using the diluted number of shares.

3 GAAP net loss per share is calculated using the basic number of shares and excludes common stock equivalents because the impact would be anti-dilutive.

4Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related income and expenses, (d) restructuring and other charges, (e) asset impairments, (f) gains/losses on the sale of properties, and (g) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results and non-GAAP net income, non-GAAP effective tax rate, non-GAAP inventory turns, and free cash flow; and historical and projected non-GAAP net income per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, NetApp believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital expenditures. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Acquisition-related income and expenses. NetApp excludes acquisition-related income and expenses, including (a) merger termination proceeds, (b) due diligence, legal and other one-time integration charges, (c) the impact of inventory step-ups, and (d) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

D. Restructuring and other charges. These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.

E. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

 G. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 29, 2016	April 29, 2016

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,421	$5,303
Accounts receivable	501	813
Inventories	81	98
Other current assets	220	234
Total current assets	5,223	6,448

Property and equipment, net	942	937
Goodwill and purchased intangible assets, net	1,845	1,856
Other non-current assets	777	796
Total assets	$8,787	$10,037

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$239	$254
Accrued expenses	561	765
Short-term loan	—	849
Short-term deferred revenue and financed unearned services revenue	1,724	1,794
Total current liabilities	2,524	3,662
Long-term debt	1,491	1,490
Other long-term liabilities	404	413
Long-term deferred revenue and financed unearned services revenue	1,576	1,591
Total liabilities	5,995	7,156

Stockholders' equity	2,792	2,881
Total liabilities and stockholders' equity	$8,787	$10,037

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	July 29, 2016	July 31, 2015

Revenues:
Product	$660	$664
Software maintenance	241	248
Hardware maintenance and other services	393	423
Net revenues	1,294	1,335

Cost of revenues:
Cost of product	359	345
Cost of software maintenance	8	10
Cost of hardware maintenance and other services	130	164
Total cost of revenues	497	519
Gross profit	797	816

Operating expenses:
Sales and marketing	429	492
Research and development	207	244
General and administrative	68	79
Restructuring and other charges	—	27
Total operating expenses	704	842

Income (loss) from operations	93	(26)

Other income (expense), net	(1)	4

Income (loss) before income taxes	92	(22)

Provision for income taxes	28	8

Net income (loss)	$64	$(30)

Net income (loss) per share:
Basic	$0.23	$(0.10)

Diluted	$0.23	$(0.10)

Shares used in net income (loss) per share calculations:
Basic	279	304

Diluted	282	304

Cash dividends declared per share	$0.190	$0.180

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	July 29, 2016	July 31, 2015
Cash flows from operating activities:
Net income (loss)	$64	$(30)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	60	69
Stock-based compensation	52	77
Other non-cash items, net	12	(36)
Changes in assets and liabilities:
Accounts receivable	311	361
Inventories	17	(47)
Accounts payable	(30)	(33)
Accrued expenses	(198)	(119)
Deferred revenue and financed unearned services revenue	(83)	(121)
Changes in other operating assets and liabilities, net	23	8
Net cash provided by operating activities	228	129
Cash flows from investing activities:
Redemptions of investments, net	313	778
Purchases of property and equipment	(36)	(38)
Other investing activities, net	(1)	2
Net cash provided by investing activities	276	742
Cash flows from financing activities:
Issuance of common stock under employee stock award plans	9	19
Repurchase of common stock	(175)	(430)
Repayment of short-term loan	(850)	—
Dividends paid	(53)	(54)
Other financing activities, net	(2)	1
Net cash used in financing activities	(1,071)	(464)

Effect of exchange rate changes on cash and cash equivalents	(7)	(5)

Net increase (decrease) in cash and cash equivalents	(574)	402
Cash and cash equivalents:
Beginning of period	2,868	1,922
End of period	$2,294	$2,324

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q1 FY'17	Q4 FY'16	Q1 FY'16

Revenues
Product	$660	$757	$664
Strategic	$400	$468	$323
Mature	$260	$289	$341
Software Maintenance	$241	$234	$248
Hardware Maintenance and Other Services:	$393	$389	$423
Hardware Maintenance Support Contracts	$323	$318	$346
Professional and Other Services	$70	$71	$77
Net Revenues	$1,294	$1,380	$1,335

Geographic Mix
	% of Q1 FY'17 Revenue	% of Q4 FY'16 Revenue	% of Q1 FY'16 Revenue
Americas	57%	54%	56%
Americas Commercial	44%	43%	44%
U.S. Public Sector	13%	12%	12%
EMEA	30%	33%	31%
Asia Pacific	13%	13%	13%

Pathways Mix
	% of Q1 FY'17 Revenue	% of Q4 FY'16 Revenue	% of Q1 FY'16 Revenue
Direct	23%	26%	22%
Indirect	77%	74%	77%

Non-GAAP Gross Margins
	Q1 FY'17	Q4 FY'16	Q1 FY'16
Non-GAAP Gross Margin	62.4%	61.1%	63.6%
Product	46.7%	46.8%	51.2%
Software Maintenance	96.7%	96.2%	96.2%
Hardware Maintenance and Other Services	67.9%	67.9%	64.1%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q1 FY'17	Q4 FY'16	Q1 FY'16
Non-GAAP Income from Operations	$156	$185	$103
% of Net Revenues	12.1%	13.4%	7.7%
Non-GAAP Income before Income Taxes	$155	$181	$107
Non-GAAP Effective Tax Rate	16.6%	13.1%	17.0%

Non-GAAP Net Income
	Q1 FY'17	Q4 FY'16	Q1 FY'16
Non-GAAP Net Income	$129	$157	$89
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	282	287	308
Non-GAAP Income per Share, Diluted	$0.46	$0.55	$0.29

Select Balance Sheet Items
	Q1 FY'17	Q4 FY'16	Q1 FY'16
Deferred Revenue and Financed Unearned Services Revenue	$3,300	$3,385	$3,066
DSO (days)	35	54	30
Inventory Turns	24	22	10

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY'17	Q4 FY'16	Q1 FY'16
Net Cash Provided by Operating Activities	$228	$345	$129
Purchases of Property and Equipment	$36	$35	$38
Free Cash Flow	$192	$310	$91
Free Cash Flow as a % of Net Revenues	14.8%	22.5%	6.8%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY17	Q4'FY16	Q1'FY16

NET INCOME (LOSS)	$64	$(8)	$(30)
Adjustments:
Amortization of intangible assets	11	25	14
Stock-based compensation	52	61	77
Asset impairment	—	—	11
Restructuring and other charges	—	80	27
Acquisition-related expense	—	6	—
Gain on sale of properties	—	(51)	—
Income tax effect of non-GAAP adjustments	2	(20)	(23)
Income tax expenses from integration of intellectual properties from acquisition	—	64	—
Settlement of income tax audit	—	—	13
NON-GAAP NET INCOME	$129	$157	$89

COST OF REVENUES	$497	$562	$519
Adjustments:
Amortization of intangible assets	(6)	(20)	(14)
Stock-based compensation	(5)	(5)	(8)
Asset impairment	—	—	(11)
NON-GAAP COST OF REVENUES	$486	$537	$486

COST OF PRODUCT REVENUES	$359	$424	$345
Adjustments:
Amortization of intangible assets	(6)	(20)	(14)
Stock-based compensation	(1)	(1)	(2)
Asset impairment	—	—	(5)
NON-GAAP COST OF PRODUCT REVENUES	$352	$403	$324

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$130	$129	$164
Adjustments:
Stock-based compensation	(4)	(4)	(6)
Asset impairment	—	—	(6)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$126	$125	$152

GROSS PROFIT	$797	$818	$816
Adjustments:
Amortization of intangible assets	6	20	14
Stock-based compensation	5	5	8
Asset impairment	—	—	11
NON-GAAP GROSS PROFIT	$808	$843	$849

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY17	Q4'FY16	Q1'FY16

SALES AND MARKETING EXPENSES	$429	$434	$492
Adjustments:
Amortization of intangible assets	(5)	(5)	—
Stock-based compensation	(23)	(26)	(31)
NON-GAAP SALES AND MARKETING EXPENSES	$401	$403	$461

RESEARCH AND DEVELOPMENT EXPENSES	$207	$201	$244
Adjustment:
Stock-based compensation	(15)	(20)	(26)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$192	$181	$218

GENERAL AND ADMINISTRATIVE EXPENSES	$68	$84	$79
Adjustment:
Stock-based compensation	(9)	(10)	(12)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$59	$74	$67

RESTRUCTURING AND OTHER CHARGES	$—	$80	$27
Adjustment:
Restructuring and other charges	—	(80)	(27)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$—	$6	$—
Adjustment:
Acquisition-related expense	—	(6)	—
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

GAIN ON SALE OF PROPERTIES	$—	$(51)	$—
Adjustment:
Gain on sale of properties	—	51	—
NON-GAAP GAIN ON SALE OF PROPERTIES	$—	$—	$—

OPERATING EXPENSES	$704	$754	$842
Adjustments:
Amortization of intangible assets	(5)	(5)	—
Stock-based compensation	(47)	(56)	(69)
Restructuring and other charges	—	(80)	(27)
Acquisition-related expense	—	(6)	—
Gain on sale of properties	—	51	—
NON-GAAP OPERATING EXPENSES	$652	$658	$746

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q1'FY17	Q4'FY16	Q1'FY16

INCOME (LOSS) FROM OPERATIONS	$93	$64	$(26)
Adjustments:
Amortization of intangible assets	11	25	14
Stock-based compensation	52	61	77
Asset impairment	—	—	11
Restructuring and other charges	—	80	27
Acquisition-related expense	—	6	—
Gain on sale of properties	—	(51)	—
NON-GAAP INCOME FROM OPERATIONS	$156	$185	$103

INCOME (LOSS) BEFORE INCOME TAXES	$92	$60	$(22)
Adjustments:
Amortization of intangible assets	11	25	14
Stock-based compensation	52	61	77
Asset impairment	—	—	11
Restructuring and other charges	—	80	27
Acquisition-related expense	—	6	—
Gain on sale of properties	—	(51)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$155	$181	$107

PROVISION FOR INCOME TAXES	$28	$68	$8
Adjustments:
Income tax effect of non-GAAP adjustments	(2)	20	23
Income tax expenses from integration of intellectual properties from acquisition	—	(64)	—
Settlement of income tax audit	—	—	(13)
NON-GAAP PROVISION FOR INCOME TAXES	$26	$24	$18

NET INCOME (LOSS) PER SHARE	$0.23	$(0.03)	$(0.10)
Adjustments:
Amortization of intangible assets	0.04	0.09	0.05
Stock-based compensation	0.18	0.21	0.25
Asset impairment	—	—	0.04
Restructuring and other charges	—	0.28	0.09
Acquisition-related expense	—	0.02	—
Gain on sale of properties	—	(0.18)	—
Income tax effect of non-GAAP adjustments	0.01	(0.07)	(0.08)
Income tax expenses from integration of intellectual properties from acquisition	—	0.23	—
Settlement of income tax audit	—	—	0.04
NON-GAAP NET INCOME PER SHARE	$0.46	$0.55	$0.29

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY17	Q4'FY16	Q1'FY16

Gross margin-GAAP	61.6%	59.3%	61.1%
Cost of revenues adjustments	0.9%	1.8%	2.5%
Gross margin-Non-GAAP	62.4%	61.1%	63.6%

GAAP cost of revenues	$497	$562	$519
Cost of revenues adjustments:
Amortization of intangible assets	(6)	(20)	(14)
Stock-based compensation	(5)	(5)	(8)
Asset impairment	—	—	(11)
Non-GAAP cost of revenues	$486	$537	$486

Net revenues	$1,294	$1,380	$1,335

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY17	Q4'FY16	Q1'FY16

Product gross margin-GAAP	45.6%	44.0%	48.0%
Cost of product revenues adjustments	1.1%	2.8%	3.2%
Product gross margin-Non-GAAP	46.7%	46.8%	51.2%

GAAP cost of product revenues	$359	$424	$345
Cost of product revenues adjustments:
Amortization of intangible assets	(6)	(20)	(14)
Stock-based compensation	(1)	(1)	(2)
Asset impairment	—	—	(5)
Non-GAAP cost of product revenues	$352	$403	$324

Product revenues	$660	$757	$664

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q1'FY17	Q4'FY16	Q1'FY16

Hardware maintenance and other services gross margin-GAAP	66.9%	66.8%	61.2%
Cost of hardware maintenance and other services revenues adjustments	1.0%	1.0%	2.8%
Hardware maintenance and other services gross margin-Non-GAAP	67.9%	67.9%	64.1%

GAAP cost of hardware maintenance and other services revenues	$130	$129	$164
Cost of hardware maintenance and other services revenues adjustments:
Stock-based compensation	(4)	(4)	(6)
Asset impairment	—	—	(6)
Non-GAAP cost of hardware maintenance and other services revenues	$126	$125	$152

Hardware maintenance and other services revenues	$393	$389	$423

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY17	Q4'FY16	Q1'FY16

GAAP effective tax rate	30.4%	113.3%	(36.4%)
Adjustments:
Tax effect of non-GAAP adjustments	(13.8%)	(64.9%)	65.5%
Income tax expenses from integration of intellectual properties from acquisition	—%	(35.4%)	—%
Settlement of income tax audit	—%	—%	(12.1%)
Non-GAAP effective tax rate	16.6%	13.1%	17.0%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY17	Q4'FY16	Q1'FY16
Net cash provided by operating activities	$228	$345	$129
Purchases of property and equipment	(36)	(35)	(38)
Free cash flow	$192	$310	$91

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q1'FY17	Q4'FY16	Q1'FY16
Annualized inventory turns-GAAP	25	23	11
Cost of revenues adjustments	(1)	(1)	(1)
Annualized inventory turns-Non-GAAP	24	22	10

GAAP cost of revenues	$497	$562	$519
Cost of revenues adjustments:
Amortization of intangible assets	(6)	(20)	(14)
Stock-based compensation	(5)	(5)	(8)
Asset impairment	—	—	(11)
Non-GAAP cost of revenues	$486	$537	$486

Inventory	$81	$98	$193

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2017

Second Quarter
Fiscal 2017

Non-GAAP Guidance - Net Income Per Share	$0.51 - $0.56

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2017:
Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.19)
Income tax effect of non-GAAP adjustments	0.03
Total Adjustments	(0.20)

GAAP Guidance - Net Income Per Share	$0.31 - $0.36

Press Contact:

Kristin Bleier

NetApp

1 408 419 3098

kristin.bleier@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com